UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

HANDY & HARMAN LTD.
(Exact name of registrant as specified in its charter)

Delaware	1-2394	13-3768097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 30, 2012, Handy & Harman Group Ltd. (“H&H Group”), a wholly-owned subsidiary of Handy & Harman Ltd. (the “Company”), and certain subsidiaries of H&H Group, entered into amendments to its  Amended and Restated Loan and Security Agreement, dated October 15, 2010, as amended, with Wells Fargo Bank, National Association, as administrative agent for the lenders thereunder and its Amended and Restated Loan and Security Agreement with Ableco, L.L.C., dated as of September 12, 2011, to, among other things, increase its maximum capital expenditures covenant.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 23, 2012, the Company held its Annual Meeting of Shareholders (the “Meeting”). The total number of shares of the Company’s common stock voted in person or by proxy at the Meeting was 12,333,540, representing approximately 93.92% of the 13,131,404 shares outstanding and entitled to vote at the Meeting.  The matters voted on by shareholders and the number of (and percentage of shares voted at the Meeting represented by) votes cast for, against or withheld, as well as abstentions with respect to each matter, if applicable, is set forth below.  There were 1,023,071 broker non-votes with respect to the election of directors and the amendment to the Company’s 2007 Incentive Stock Plan, as amended (the “2007 Plan”).

Proposal 1.  To elect eight directors to the Board of Directors of the Company, each to serve until the annual meeting of stockholders in fiscal year 2013 and until their respective successors have been duly elected and qualified:

	FOR	WITHHOLD
Warren G. Lichtenstein	10,648,280 (86.33%)	662,189 (5.37%)
Glen M. Kassan	10,721,545 (86.93%)	588,924 (4.77%)
Jack L. Howard	11,075,327 (89.80%)	235,142 (1.90%)
Robert Frankfurt	10,649,214 (86.34%)	661,255 (5.36%)
John H. McNamara, Jr.	10,649,214 (86.34%)	661,255 (5.36%)
Garen W. Smith	11,070,127 (89.76%)	240,342 (1.95%)
Jeffrey A. Svoboda	10,648,221 (86.33%)	662,248 (5.37%)
Patrick A. DeMarco	11,103,067 (90.02%)	207,402 (1.68%)

There were 1,023,071 broker non-votes with respect to the election of directors.

Proposal 2.  To approve an amendment of the 2007 Plan to increase the number of shares of the Company’s common stock subject to the 2007 Plan by 450,000 shares and to make a further administrative change to the 2007 Plan:

10,455,100 (84.69%)	785,445 (6.37%)	69,924 (0.56%)
For	Against	Abstentions

There were 1,023,071 broker non-votes with respect to the 2007 Plan amendment.

Proposal 3.  To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

12,159,050 (98.59%)	105,604 (0.86%)	68,886 (0.56%)
For	Against	Abstentions

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HANDY & HARMAN LTD.

Dated: May 30, 2012	By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Chief Financial Officer